UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 13, 2017

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

000-54208

(Commission File Number)

Nevada	90-0967447
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2390 East Orangewood Avenue, Suite 575

Anaheim, California 92806

(Address of principal executive offices)

(714) 462-4880

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreements

Starting on February 13, 2017 and through and including March 6, 2017, BioCorRx Inc., a Nevada corporation (the “Company”), entered into subscription agreements (the “Subscription Agreements”) with nine investors (the “Investors”), pursuant to which the Investors purchased shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Seven of the Investors purchased a total of 27 million shares at a purchase price of $0.02 per share for a total of $540,000 invested. Two of the Investors purchased a total of 16,666,667 million shares at a purchase price of $0.024 per share for a total of $400,000 invested. In total, the Company issued 43,666,667 shares in exchange for $940,000.

The foregoing description of the Subscription Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Subscription Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Convertible Note Purchase Agreement Entered into with BICX Holding Company LLC

As previously disclosed, on June 14, 2016, the Company sold to BICX Holding Company LLC (“BICX Holding”) an 8% Senior Secured Convertible Promissory Note (the “Note”) in the principal amount of $2,500,000. BICX Holding is an entity controlled by Alpine Creek Capital Partners.

BICX Holding had the right, until December 10, 2016, to purchase another convertible note from the Company in a principal amount of up to $2,500,000 for a total aggregate purchase price of $5,000,000 (the “Maximum Purchase Price”). The Company and BICX Holding agreed to extend this deadline and, on March 3, 2017, the parties entered into a First Amendment to the Note (the “First Amendment”). Pursuant to the First Amendment, BIXC Holding invested another $1,660,000 for a total aggregate purchase price of $4,160,000. Based on the amount invested, BICX Holding will return the Note and the Company will issue BICX Holding a new note for $4,160,000 convertible into 42.43% of the Company’s total authorized common stock. The other terms of the new note will be identical to the Note. Pursuant to the First Amendment, the parties agreed that BICX Holding does not have the right to appoint a consultant or, if the Company’s common stock is listed on a national securities exchange, an independent member of the Board. In addition, the Company is not entitled to a break-up fee.

The new note is a long-term debt obligation that is material to the Company. The new note contains certain events of default and, in the event of default, BICX Holding may, at its option, consider the new note immediately due and payable.

The foregoing description of the First Amendment is qualified in its entirety by reference to the provisions of the First Amendment which is filed hereto as Exhibit 10.2 and which is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Report is incorporated herein by reference.

The issuance of the new note and the issuance of 43,666,667 shares of common stock was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The Investors and BIXC Holding each represented to the Company that they are “accredited investors” as defined in Rule 501(a) under the Securities Act and that the new note and the shares of common stock were being acquired for investment purposes.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Senior Secured Convertible Note Purchase Agreement by and between the Company and BICX Holding Company LLC, dated March 3, 2017

10.2	Form of Subscription Agreement entered into between the Company and Investors during February and March 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: March 9, 2017	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer and Director

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